CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of VanEck ETF Trust of our reports dated June 26, 2024, relating to the financial statements and financial highlights for the Funds constituting the VanEck ETF Trust listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended April 30, 2024. We also consent to the references to us under the headings “Financial Statements”, “Counsel and Independent Registered Public Accounting Firm”, “Financial Highlights” and “General Information” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
August 26, 2024

Appendix A

VanEck ETF Trust

VanEck BDC Income ETF
VanEck China Bond ETF
VanEck Dynamic High Income ETF
VanEck Emerging Markets High Yield Bond ETF
VanEck Fallen Angel High Yield Bond ETF
VanEck Green Bond ETF
VanEck IG Floating Rate ETF
VanEck Long Muni ETF
VanEck Short High Yield Muni ETF
VanEck Short Muni ETF
VanEck International High Yield Bond ETF
VanEck J.P. Morgan EM Local Currency Bond ETF
VanEck Moody’s Analytics BBB Corporate Bond ETF
VanEck Moody’s Analytics IG Corporate Bond ETF
VanEck Mortgage REIT Income ETF
VanEck Preferred Securities ex Financials ETF
VanEck CEF Muni Income ETF
VanEck High Yield Muni ETF
VanEck HIP Sustainable Muni ETF
VanEck Intermediate Muni ETF